POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of CELSIA TECHNOLOGIES, INC., a Nevada corporation (the “Company”), does hereby constitute and appoint HAKAN WRETSELL and MICHAEL KARPHEDEN, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys to execute, file or deliver any and all instruments and to do all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any requirements of the Securities and Exchange Commission in respect thereto, relating to the Company’s annual report on Form 10-KSB for the fiscal year ended December 31, 2006 (the “Form 10-KSB”), including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his name as a director or officer, or both, of the Company, as indicated below opposite his signature, to the Form 10-KSB or any amendments or papers supplemental thereto; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Hakan Wretsell	President, Chief Executive Officer and Director	March 26, 2007
Hakan Wretsell
/s/ Michael Karpheden	Chief Financial Officer, Chief Operating Officer and Secretary	March 26, 2007
Michael Karpheden
/s/ Alan B. Miller	Director	March 21, 2007
Alan B. Miller
/s/ David H. Clarke	Director	March 21, 2007
David H. Clarke
/s/ Peter Rugg	Director	March 22, 2007
Peter Rugg
/s/ Gregory Osborn	Director	March 21, 2007
Gregory Osborn